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                                  Exhibit 21

Subsidiaries of the Registrant


Capital Management of Bermuda
Captive Resources, Inc
Commonwealth Risk Holdings (Europe) Ltd
Commonwealth Risk Services Inc.
Commonwealth Risk Services LLP
CompFirst LLC
Genesis Holdings
H&H Park International
Hamilton Management Ltd
Hemisphere Holdings Ltd
Hemisphere Management Ltd
Hemisphere Trust (Jersey) Ltd
Hemisphere Trust Company Ltd
Hurst Holme Insurance Co
IAS (Holdings) Ltd.
International Advisory Services Ltd
IPC Mutual Holdings, Ltd
Kensington Management Group Ltd
Legion Financial Corp
Legion Indemnity Co
Legion Insurance Company
Legion Management Corp
MG Financial Ltd
MGL Investments Ltd
MRM Financial Services Ltd
MRM Life Ltd.
MRM Securities Ltd
MRM Specialty Brokerage Ltd
Mutual Finance Ltd
Mutual Group Ltd
Mutual Holdings (Bermuda) Ltd
Mutual Holdings (US) Ltd
Mutual Indemnity (Barbados) Ltd
Mutual Indemnity (Bermuda) Ltd
Mutual Indemnity (Dublin) Ltd
Mutual Indemnity (US) Ltd
Mutual Indemnity Ltd
Mutual Risk Captive Group Ltd
Mutual Risk Management (Cayman) Ltd
Mutual Risk Management (Holdings) Ltd
Shoreline Mutual Management (Bermuda) Ltd
Tremont International Insurance Ltd
Villanova Insurance Company
Worksafe, Inc